UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2017

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2017 (the “Employment Date”), H&R Block, Inc. (the “Company”) appointed Jeffrey J. Jones II, age 49, as President and Chief Executive Officer-Designate of the Company, and effective as of October 9, 2017 (the “CEO Date”), as President and Chief Executive Officer of the Company. In addition, on or prior to the CEO Date, the Company’s Board of Directors (the “Board”) will elect Mr. Jones to the Board and, thereafter during the term of his employment, will nominate him for re-election as a member of the Board unless prohibited from doing so by legal or regulatory requirements.
In connection with Mr. Jones’s appointment, Thomas A. Gerke, currently serving as the Company’s President and Chief Executive Officer (in an interim capacity), will return to his role as the Company’s General Counsel and Chief Administrative Officer effective as of the CEO Date.
Mr. Jones most recently served as President, Ride Sharing at Uber Technologies Inc. from September 2016 until March 2017. Prior to that, he was Executive Vice President and Chief Marketing Officer at Target Corporation from April 2012 to September 2016. Prior to his time at Target Corporation, Mr. Jones was Partner and President of McKinney Ventures LLC, an advertising agency, from March 2006 to March 2012.
In connection with his appointment, on the Employment Date, Mr. Jones entered into an Employment Agreement with the Company and HRB Professional Resources LLC, an indirect subsidiary of the Company (the “Employment Agreement”). The principal terms of the Employment Agreement are as follows:

▪	Five year term commencing on the Employment Date.

▪	Base salary of $995,000.

▪	Cash sign-on bonus of $950,000, repayable if Mr. Jones voluntarily terminates employment prior to February 21, 2018 without Good Reason (as defined in the Employment Agreement).

▪
Mr. Jones will be eligible for an annual cash bonus in respect of each fiscal year during the term upon the achievement of performance goals adopted by the compensation committee of the Board (the “Compensation Committee”), with a target award equal to 125% of base salary and a maximum award equal to 200% of the target award. Mr. Jones’s target annual cash bonus for fiscal year 2018 is pro-rated based on the number of days he is employed during the fiscal year, payable on substantially similar terms as those applicable to the Company’s other senior executives under the Company’s fiscal year 2018 short term incentive plan as described in the Company’s proxy statement filed with the Securities and Exchange Commission on August 2, 2017 (the “2017 Proxy Statement”).

▪	Initial equity awards under the 2013 Plan (the “Initial Awards”), which were granted to Mr. Jones on the Employment Date, as follows:

–
273,905 stock options to purchase shares of the Company’s common stock (the “Initial Option”), with a grant date value under the Black-Scholes valuation method of $1.375 million, at an option price per share of $29.73, the closing price of the Company’s common stock on the Employment Date; and

–	138,749 restricted share units (the “Initial RSUs”), having a grant date value of $4.125 million.
The Initial Awards will vest in three equal annual installments beginning on the first anniversary of the Employment Date and will vest in full if Mr. Jones is terminated without Cause, resigns for Good Reason, upon Mr. Jones’s death or due to his disability. Delivery of any vested shares under the Initial RSUS will be deferred until after the termination of Mr. Jones’s employment.

▪
Mr. Jones will be eligible to participate in the Company’s equity incentive plan for each fiscal year during the term as determined by the Compensation Committee. In respect of fiscal year 2018, on the Employment Date, Mr. Jones was granted equity awards under the Company’s 2013 Long Term Incentive Plan (the “2013 Plan”) with an aggregate grant date fair value of $3.812 million, on substantially similar terms as the fiscal year 2018 awards made to the Company’s other senior executives as described in the 2017 Proxy Statement (the “2018

LTI Award”). Consistent with the equity awards granted to the other Company senior executives in respect of fiscal year 2018, Mr. Jones’ 2018 LTI Award consist of 50% performance share units, 30% market share units and 20% restricted share units.

▪
If Mr. Jones resigns for Good Reason or is involuntarily terminated without Cause (as defined in the Employment Agreement), subject to his timely execution and non-revocation of a release, Mr. Jones will be eligible to receive severance benefits consisting of:

–	any annual bonus earned but unpaid with respect to a fiscal year ending prior to the termination date (the “Prior Year Bonus”);

–	a lump-sum cash payment equal to the sum of his base salary plus target annual bonus (the “Base Severance”);

–	reimbursement for up to 18 months of his COBRA premium payments (the “COBRA Benefit”); and

–	any annual bonus related to the fiscal year in which the termination occurs, prorated for the number of days of Mr. Jones’s employment during such fiscal year.

▪
If Mr. Jones resigns for Good Reason or is involuntarily terminated without Cause during the 120 day period preceding or the 24 month period following a change in control of the Company, in lieu of the severance benefits described above, subject to his timely execution and non-revocation of a release, Mr. Jones will be eligible to receive the Prior Year Bonus, the Base Severance, the COBRA Benefit and the following additional severance benefits:

–	a lump-sum cash payment equal to the sum of his base salary;

–	a lump-sum cash payment equal to 6 months of his COBRA premium payments; and

–
any annual bonus related to the fiscal year in which the termination occurs, prorated for the number of days of his employment during such fiscal year, based on achievement of 100% of the target opportunity.

In connection with a change in control, Mr. Jones’s severance may be reduced to the amount that will provide him the “best-net after-tax” position under Section 4999 and 280G of the Internal Revenue Code of 1986, as amended.

▪
The Employment Agreement imposes restrictive covenants on Mr. Jones on the terms and conditions set forth in the Employment Agreement which include: non-hire, non-solicitation, non-competition, and non-disparagement during the term and for two years following his last day of employment; and non-disclosure of proprietary information during the term and thereafter in perpetuity.

The foregoing summaries of the Employment Agreement and the 2018 LTI Award are qualified in their entirety by reference to the full text of the Employment Agreement and the applicable forms of award agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, respectively, and are incorporated herein by reference. In addition, the foregoing summaries of the Initial Options and the Initial RSUs are qualified in their entirety by reference to the full text of the applicable forms of award agreements, copies of which are filed as Exhibit A and Exhibit B, respectively, to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.
There is no arrangement or understanding with any person pursuant to which Mr. Jones is being appointed by the Company. There are no family relationships between Mr. Jones and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Item 8.01 Other Events.
A copy of the Company’s press release regarding Mr. Jones’s appointment by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Employment Agreement dated August 21, 2017, between H&R Block, Inc., HRB Professional Resources LLC, and Jeffrey J. Jones II, including the 2013 Long Term Incentive Plan Award Agreement for Non-Qualified Stock Options for the Initial Option attached as Exhibit A, and the 2013 Long Term Incentive Plan Award Agreement for Restricted Share Units for the Initial RSU Agreement attached as Exhibit B

10.2	Form of 2013 Long Term Incentive Plan Award Agreement for Market Stock Units between H&R Block, Inc. and Jeffrey J. Jones II, dated as of August 21, 2017
10.3	Form of 2013 Long Term Incentive Plan Award Agreement for Performance Share Units, between H&R Block, Inc. and Jeffrey J. Jones II, dated as of August 21, 2017
10.4	Form of 2013 Long Term Incentive Plan Award Agreement for Restricted Share Units, between H&R Block, Inc. and Jeffrey J. Jones II, dated as of August 21, 2017
99.1	Press Release Issued August 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: August 22, 2017	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Employment Agreement dated August 21, 2017, between H&R Block, Inc., HRB Professional Resources LLC, and Jeffrey J. Jones II, including the 2013 Long Term Incentive Plan Award Agreement for Non-Qualified Stock Options for the Initial Option attached as Exhibit A, and the 2013 Long Term Incentive Plan Award Agreement for Restricted Share Units for the Initial RSU Agreement attached as Exhibit B

10.2	Form of 2013 Long Term Incentive Plan Award Agreement for Market Stock Units between H&R Block, Inc. and Jeffrey J. Jones II, dated as of August 21, 2017
10.3	Form of 2013 Long Term Incentive Plan Award Agreement for Performance Share Units, between H&R Block, Inc. and Jeffrey J. Jones II, dated as of August 21, 2017
10.4	Form of 2013 Long Term Incentive Plan Award Agreement for Restricted Share Units, between H&R Block, Inc. and Jeffrey J. Jones II, dated as of August 21, 2017
99.1	Press Release Issued August 22, 2017